UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 13, 2010
Reynolds American Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
401 North Main Street,
Winston-Salem, NC 27101
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 336-741-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     As Reynolds American Inc., referred to as RAI, previously disclosed in its Form 10-K filed with the Commission on February 19, 2010, by purchase agreement dated May 12, 1999, R.J. Reynolds Tobacco Holdings, Inc., a wholly owned subsidiary of RAI, referred to as RJR and R.J. Reynolds Tobacco Company, an indirect subsidiary of RAI, referred to as RJR Tobacco, sold the international tobacco business to Japan Tobacco Inc., referred to as JTI. RJR and RJR Tobacco retained, among others, certain liabilities relating to the activities of Northern Brands International, Inc., a now inactive, indirect subsidiary of RAI, referred to as NBI, including those relating to a 1998 guilty plea entered in the U.S. District Court for the Northern District of New York, as well as an investigation conducted by the Royal Canadian Mounted Police, for possible violations of Canadian law related to the activities that led to the NBI guilty plea.
     On September 18, 2003, RJR Tobacco and certain of its affiliates were served with a Statement of Claim filed in August 2003 by the Attorney General of Canada in the Superior Court of Justice, Ontario, Canada. Also named as defendants were JTI and a number of its affiliates. The Statement of Claim sought to recover taxes and duties allegedly not paid as a result of cigarette smuggling and related activities. As filed, the Attorney General’s Statement of Claim sought to recover Cdn $1.5 billion in compensatory damages and Cdn $50 million in punitive damages, as well as equitable and other forms of relief. Subsequently, in a related judicial proceeding, the Attorney General asserted that the total amount of the recovery he was seeking was Cdn $4.3 billion.
     In August 2004, JTI-Macdonald Corp., referred to as JTI-MC, initiated a Companies’ Creditor Arrangement Act Proceeding, referred to as the CCAA Proceeding, seeking protection from creditors following the entry of an ex parte judgment against it in the amount of Cdn $1.36 billion obtained by the Quebec Ministry of Revenue, referred to as the MRQ, for claimed unpaid taxes, duties, penalties and interest. The MRQ’s claim was based, in relevant part, on alleged tobacco product smuggling activities engaged in by JTI-MC during the period 1990 through 1998. Subsequently, in the CCAA Proceeding, the Canadian federal government and several other provincial governments submitted similar claims against JTI-MC for unpaid taxes, duties, penalties and interest bringing the total amount of those claims to almost Cdn $10 billion. In the CCAA Proceeding, the Canadian federal government and some of the provinces also suggested that they could make the same tax and related claims against RJR and certain of its subsidiaries, including RJR Tobacco.
     In a separate matter, it had been charged by the Canadian governments that between February 18, 1993 and December 31, 1996, in the provinces of Ontario and Québec, and elsewhere in Canada, NBI unlawfully conspired to aid persons to sell and be in possession of tobacco manufactured in Canada and elsewhere that had not been packaged and stamped in conformity with the Canadian Excise Act, R.S.C. (1985) c. E-14 and its amendments and the ministerial regulations, in violation of Section 465(1)(c) of the Canadian Criminal Code.
     As described in more detail below, RJR Tobacco and NBI have each entered into separate agreements with the Canadian governments resolving the claims and charges against them, respectively.
Comprehensive Agreement
     Effective April 13, 2010, RJR Tobacco entered into a Comprehensive Agreement with the Canadian federal, provincial and territorial governments resolving a variety of civil claims related to cigarette smuggling in Canada during the 1980s and 1990s. The Comprehensive Agreement covers all civil claims related to the movement of contraband tobacco products in Canada during the period 1985 through 1999 that the governments have asserted or could have asserted against RJR Tobacco and its affiliates. The Company has paid the governments a total of Cdn $325 million to bring this complex, lengthy and costly litigation to an end. Should RJR Tobacco or its affiliates decide in the future to sell tobacco products in Canada, they have also agreed to adopt packaging, marking and other measures that will assist the Canadian governments in their efforts to combat the movement of contraband tobacco products in Canada.
     The foregoing summary of the Comprehensive Agreement is qualified in its entirety by the full text of the agreement, a copy of which is attached to this Report as Exhibit 10.1.
Statement of Facts and Plea Agreement
     On April 13, 2010, NBI entered into a plea agreement with the Ministry of the Attorney General of Ontario. Under the terms of this agreement, NBI pled guilty to a one count violation of the Canadian Criminal Code for conspiring to aid other persons to sell and be in possession of tobacco products that were not packaged and stamped in conformity with the Canadian Excise Act during the period February 18, 1993 through December 31, 1996. The Judge of the Ontario Court of Justice accepted the plea by NBI and required it to pay a fine of Cdn $75 million. By this plea, the criminal charges that were originally commenced against NBI and certain of its affiliates in 2003 and any other charges that could be commenced against NBI and its affiliates by the Canadian governments relating to contraband tobacco activities have now come to an end.
     The foregoing summary of the plea agreement is qualified in its entirety by the full text of the Agreed Statement of Facts, a copy of which is attached to this Report as Exhibit 10.2.
Item 8.01 Other Events.
Contemporaneous Plea Agreement and Settlement with JTI
     At the same time as the settlement agreements described above, the Canadian governments also pursued separately a resolution of similar claims and charges that they had asserted against JTI and its affiliates. As a result, on April 13, 2010, JTI-MC entered a plea of guilty to a one count violation of the Canadian Excise Act and was required to pay a fine of Cdn $150 million. On the same day, JTI-MC also entered into a separate comprehensive agreement with the Canadian federal, provincial and territorial governments resolving all civil claims that they had already filed or could have filed against JTI-MC and its affiliates regarding the movement of contraband tobacco in Canada during the period 1985 through 1999. Under this comprehensive agreement, JTI-MC has agreed to put in place tobacco compliance measures — involving procedures for dealing with customers, product packaging and marking, record keeping and reporting requirements — designed to assist the Canadian governments in their efforts to combat the movement of contraband tobacco products in Canada.
Settlement Agreement and Mutual Release
     The separate, contemporaneous resolution of those matters with the Canadian governments by RJR Tobacco, RJR and their affiliates, on the one hand, and JTI-MC and its affiliates, on the other, has permitted the companies to reach an agreement among themselves as to the matters covered by their separate agreements referenced above as well as on the continued defense and possible resolution of other related claims. In that connection, RJR Tobacco, RJR and JTI entered into a Settlement Agreement and Mutual Release dated as of April 13, 2010, referred to as the SA-MR. Under the terms of the SA-MR, among other things, (a) RJR Tobacco has agreed to give up its reservation of rights with respect to all moneys already advanced to JTI for certain attorneys fees, expenses and costs in the criminal proceedings and to pay for any additional fees, expenses and costs of like kind incurred in those proceedings up to a specified date; (b) JTI has paid for all Canadian Goods and Services Taxes incurred to date and in the future in connection with the foregoing attorney services already provided or to be provided in the criminal proceedings; (c) the parties have agreed to split evenly the payment of certain other attorneys fees already incurred in connection with the Canadian matters; and (d) the parties have resolved other issues related to the preceding matters.
Press Release
     On April 13, 2010, RJR Tobacco issued a press release related to the matters set forth herein. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (d)     Exhibits.
     The following exhibits are furnished herewith:

Exhibit
Number	Description

10.1	Comprehensive Agreement, dated as of April 13, 2010, among R.J. Reynolds Tobacco Company and Her Majesty the Queen in Right of Canada and the Provinces and Territories listed on the signature pages attached thereto

10.2	Agreed Statement of Facts, dated as of April 13, 2010, between Her Majesty the Queen and Northern Brands International, Inc.

99.1	Press Release of R.J. Reynolds Tobacco Company, dated as of April 13, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

	By:	/s/ McDara P. Folan, III

	Name:	McDara P. Folan, III
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Date: April 16, 2010

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Comprehensive Agreement, dated as of April 13, 2010, among R.J. Reynolds Tobacco Company and Her Majesty the Queen in Right of Canada and the Provinces and Territories listed on the signature pages attached thereto

10.2	Agreed Statement of Facts, dated as of April 13, 2010, between Her Majesty the Queen and Northern Brands International, Inc.

99.1	Press Release of R.J. Reynolds Tobacco Company, dated as of April 13, 2010